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                                                                   EXHIBIT 21.1

            Significant Subsidiaries of Hollinger International Inc.

* Indicates Subsidiary was sold subsequent to year ended December 31, 2003
+ Indicates Subsidiary was created subsequent to year ended December 31, 2003

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Name of Subsidiary                                      Jurisdiction of Incorporation
------------------                                      -----------------------------
3016296 Scotia Company                                  Nova Scotia

401 North Wabash Venture LLC*                           Delaware

Alliance News Inc.                                      Delaware

American Publishing Company                             Delaware

Chicago Group Acquisition, Inc.                         Delaware

Chicago Sun-Times, Inc.                                 Delaware

Creditscheme Limited                                    England

Deedtask Limited                                        England

Digital Chicago Inc.                                    Illinois

DT Holdings Limited                                     England

Ecolog Environmental Risk Information Services Ltd.     Canada

First DT Holdings Limited                               England

Fox Valley Publications, Inc.                           Delaware

Fundata Canada Inc.                                     Ontario

Great West Newspaper Group Ltd.                         Canada

HC Holdings Company                                     Nova Scotia

HCN Publications Company                                Nova Scotia

HGP Partnership                                         New York

HIF Corp.                                               Nova Scotia

Hollinger Australian Holdings Limited (formerly         Delaware/England
Telegraph Australian Holdings Limited)

Hollinger Canadian Newspapers (2003) Co.                Nova Scotia

Hollinger Canadian Newspapers G.P. Inc.                 Ontario

Hollinger Canadian Newspapers, Limited Partnership      Ontario

Hollinger Canadian Publishing Holdings (2004),          Ontario
Limited Partnership+
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
Name of Subsidiary                                      Jurisdiction of Incorporation
------------------                                      -----------------------------
Hollinger Canadian Publishing Holdings Co.              Nova Scotia

Hollinger (Challenger) Holdings Co.                     Nova Scotia

Hollinger Digital LLC (formerly Hollinger Digital       Delaware
Inc.)

Hollinger International Publishing Inc.                 Delaware

Hollinger Telegraph New Media Holdings Limited*         England

Hollinger Telegraph New Media Limited*                  England

Hollinger UK Holdings Limited                           England

HTH BenHoldco Inc.                                      Delaware

HTH Holdings Inc.                                       Delaware

HTNM LLC                                                Delaware

Jerusalem Post Employees Holding (1983) Ltd.            Israel

Jerusalem Post Publications Limited*                    Israel

KCN Capital News Company                                Nova Scotia

LHAT, Inc.                                              U.S.

Midwest Suburban Publishing, Inc.                       Delaware

Oklahoma Airplane LLC                                   Delaware

Pioneer Newspapers Inc.                                 Delaware

Reach Chicago, Inc.                                     Delaware

Second DT Holdings Limited                              England

Telegraph Group Limited*                                England

The Palestine Post Limited*                             Israel

The Post-Tribune Company                                Delaware

The Spectator (1828) Limited*                           England

The Sun-Times Company                                   Delaware

XSTM BusComm USA Inc.                                   Indiana
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